UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2022

KnowBe4, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40351	36-4827930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 N. Garden Avenue, Suite 1200

Clearwater, Florida 33755

(Address of principal executive offices, including zip code)

(855) 566-9234

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	KNBE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On October 11, 2022, KnowBe4, Inc. (“KnowBe4”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Oranje Holdco, LLC (“Parent”) and Oranje Merger Sub, Inc. (“Merger Sub”). The Merger Agreement provides that, subject to the terms and conditions set forth in the Merger Agreement, Merger Sub will merge with and into KnowBe4 (the “Merger”), with KnowBe4 surviving the Merger and becoming a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of Vista Equity Partners (“Vista”).

As previously announced, KnowBe4’s Board of Directors (the “Board”) formed a Special Committee of the Board comprised solely of independent and disinterested directors (the “Special Committee”) to engage with Vista, to consider other potential value creation opportunities and to take other actions that the Special Committee deemed appropriate, with the assistance of its independent financial and legal advisors. At the conclusion of its review, the Special Committee unanimously (1) determined that the Merger Agreement, the Support Agreements (as defined below), the Limited Guarantees (as defined below) and the other transactions contemplated by the Merger Agreement, including the Merger, are advisable, fair to, and in the best interests of KnowBe4 and the Unaffiliated Company Stockholders (as defined in the Merger Agreement); and (2) recommended that the Board approve the Merger Agreement, the Support Agreements, the Limited Guarantees and the transactions contemplated by the Merger Agreement, including the Merger, and determine that the Merger Agreement, the Support Agreements, the Limited Guarantees and the transactions contemplated by the Merger Agreement, including the Merger, are advisable, fair to, and in the best interests of KnowBe4 and the Unaffiliated Company Stockholders. The Special Committee also recommended that, subject to approval by the Board, the Board submit the Merger Agreement to the stockholders of KnowBe4 for their adoption and approval and recommend that the stockholders of KnowBe4 vote in favor of the adoption of the Merger Agreement and the approval of the Merger in accordance with the General Corporation Law of the State of Delaware (the “DGCL”).

The Board, acting upon the recommendation of the Special Committee, (1) determined that the Merger Agreement, the Support Agreements, the Limited Guarantees and the transactions contemplated by the Merger Agreement, including the Merger, are advisable, fair to and in the best interests of KnowBe4 and its stockholders, including the Unaffiliated Company Stockholders; and (2) approved and declared advisable the Merger Agreement, the Support Agreements, the Limited Guarantees and the transactions contemplated by the Merger Agreement, including the Merger. The Board also directed that the adoption of the Merger Agreement be submitted to a vote of KnowBe4’s stockholders at a meeting of KnowBe4’s stockholders and recommended that KnowBe4’s stockholders vote in favor of the adoption of the Merger Agreement and the approval of the Merger in accordance with the DGCL.

Under the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of KnowBe4’s Class A and Class B common stock (other than as specified in the Merger Agreement) will be canceled and extinguished and automatically converted into the right to receive cash in an amount equal to $24.90, without interest (the “Per Share Price”).

At the effective time of the Merger, KnowBe4’s restricted stock units will be treated in the following manner:

•

Each outstanding award of restricted stock units (whether subject to time-or performance-based vesting), to the extent then vested but not yet settled (or which vests upon the consummation of the Merger), will be canceled and converted into a right to receive an amount in cash, without interest, equal to the product obtained by multiplying (1) the total number of shares of KnowBe4’s Class A common stock then subject to the then-vested portion of such award of restricted stock units by (2) the Per Share Price, less applicable taxes required to be withheld with respect to such payment.

•

Each outstanding award of restricted stock units that is subject only to time-based vesting, to the extent not then vested, will be canceled and converted into a contingent right to receive an amount in cash, without interest, equal to the product obtained by multiplying (1) the total number of shares of KnowBe4’s Class A common stock subject to the then-unvested portion of such award of restricted stock units by (2) the Per Share Price, less applicable taxes required to be withheld with respect to such payment. Such cash amount will continue to have, and will be subject to, the same terms and conditions (including vesting conditions) as applied to the restricted stock unit award immediately prior to the effective time of the Merger.

•

Each outstanding restricted stock unit that is subject to outstanding performance-based vesting, to the extent not then vested, will be canceled and converted into a right to receive an amount in cash, without interest, equal to the product obtained by multiplying (1) the total number of shares of KnowBe4’s common stock subject to the then-unvested and outstanding portion of such award of restricted stock units (with performance metrics deemed achieved at 100 percent of target as specified in the Merger Agreement) by (2) the Per Share Price, less applicable taxes required to be withheld with respect to such payment. Such cash amount will continue to have, and will be subject to, the same terms and conditions (including time-based vesting conditions, but excluding performance-based vesting conditions) as applied to the restricted stock unit award immediately prior to the effective time of the Merger.

At the effective time of the Merger, KnowBe4’s stock options will be treated in the following manner:

•

Each outstanding stock option, to the extent then vested, will be canceled and converted into a right to receive an amount in cash, without interest, equal to the product obtained by multiplying (1) the total number of shares of KnowBe4’s common stock issuable upon exercise in full of the then-vested portion of such stock option by (2) the excess, if any, of the Per Share Price over the exercise price per share attributable to such stock option, less applicable taxes required to be withheld with respect to such payment.

•

Each outstanding stock option, to the extent not then vested, will be canceled and converted into a right to receive an amount in cash, without interest, equal to the product obtained by multiplying (1) the total number of shares of KnowBe4’s common stock issuable upon exercise in full of the then-unvested portion of such stock option by (2) the excess, if any, of the Per Share Price over the exercise price per share attributable to such stock option, less applicable taxes required to be withheld with respect to such payment. Such cash amount will continue to have, and will be subject to, the same terms and conditions (including vesting conditions) as applied to the corresponding stock option immediately prior to the effective time of the Merger.

•	Each outstanding stock option that has an exercise price per share that is greater than or equal to the Per Share Price will be cancelled for no consideration or payment.

Consummation of the Merger is subject to the satisfaction or waiver of customary closing conditions, including: (1) the expiration or termination of the waiting period under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (2) the absence of any legal restraint preventing the Merger; and (3) the absence of a material adverse effect on KnowBe4 that is continuing. Consummation of the Merger is also subject to the receipt of the following KnowBe4 stockholder approvals: (a) the affirmative vote of the holders of a majority of the voting power of the outstanding shares of KnowBe4 common stock (voting together as a single class) entitled to vote on the Merger Agreement; (b) the affirmative vote of the holders of a majority of the voting power of the outstanding shares of KnowBe4 common stock (voting together as a single class) held by the Unaffiliated Company Stockholders and entitled to vote on the Merger Agreement, (c) the affirmative vote of the holders of a majority of the outstanding shares of KnowBe4’s Class A common stock entitled to vote in accordance with the DGCL; and (d) the affirmative vote of the holders of a majority of the outstanding shares of KnowBe4’s Class B common stock entitled to vote on the Merger Agreement (clauses (a) through (c), collectively, the “Requisite Stockholder Approval”).

KnowBe4 made customary representations, warranties and covenants for the benefit of Parent and Merger Sub in the Merger Agreement. Each of Parent and Merger Sub also made customary representations, warranties and covenants for the benefit of KnowBe4 in the Merger Agreement.

Upon the execution of the Merger Agreement, KnowBe4 became subject to customary “no-shop” restrictions on its ability (and the ability of its subsidiaries and representatives), except as permitted by the Merger Agreement, to, among other things, (1) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist any alternative acquisition proposals from third parties; or (2) provide nonpublic information to, or participate in discussions or negotiations with, third parties regarding alternative acquisition proposals.

The Merger Agreement contains certain termination rights for KnowBe4 and Parent. Upon termination of the Merger Agreement under specified circumstances, subject to certain exceptions, KnowBe4 will be required to pay Parent a termination fee of $138 million. Specifically, this termination fee is payable by KnowBe4 to Parent if the Merger Agreement is terminated by (1) (a) Parent or KnowBe4 upon the failure to obtain the Requisite Stockholder Approval, or (b) Parent, if KnowBe4 has breached or failed to perform any of its representations, warranties or covenants under the Merger Agreement, resulting in the failure of a closing condition and, if in the case of each of the foregoing clauses (a) and (b), an alternative acquisition has been publicly announced prior to such termination and within one year of such termination, KnowBe4 consummates or enters into a definitive agreement for an alternative acquisition, (2) Parent, following the Board or Special Committee’s determination to change its recommendation with respect to the Merger, or (3) KnowBe4, following the decision by the Board, acting upon the recommendation of the Special Committee, to authorize KnowBe4 to enter into an alternative acquisition to consummate the acquisition contemplated by a superior proposal. In addition, if the Merger Agreement is terminated by Parent or KnowBe4 upon the failure to obtain the Requisite Stockholder Approval, KnowBe4 will be required to reimburse Parent for its reasonable and documented third party transaction expenses up to $15 million.

Upon termination of the Merger Agreement under other specified circumstances, Parent will be required to pay KnowBe4 a termination fee of $276 million. Specifically, this termination fee is payable by Parent to KnowBe4 if the Merger Agreement is terminated by KnowBe4 (1) following Parent or Merger Sub’s material breach of its representations, warranties or covenants in a manner that would cause the related closing conditions to not be satisfied; or (2) once all of the conditions to the closing of the Transaction are satisfied, following Parent’s failure to consummate the Merger as required pursuant to, and in the circumstances specified in, the Merger Agreement. Investment funds affiliated with Vista have provided KnowBe4 with limited guarantees in favor of KnowBe4 (the “Limited Guarantees”). The Limited Guarantees guaranty, among other things, the payment of the termination fee payable by Parent, subject to the conditions set forth in the Limited Guarantees.

In addition to the foregoing termination rights, and subject to certain limitations, each of KnowBe4 or Parent may terminate the Merger Agreement if the Merger is not consummated by August 11, 2023.

The Merger Agreement also provides that KnowBe4, on one hand, or Parent and Merger Sub, on the other hand, may specifically enforce the obligations under the Merger Agreement, except that KnowBe4 may only cause Parent to consummate the Merger, and the investment funds affiliated with Vista to provide the equity financing, if certain conditions are satisfied, including the funding or availability of the debt financing obtained by Vista.

Pursuant to equity commitment letters each dated October 11, 2022, (1) investment funds affiliated with Vista committed to provide Parent, at or prior to the closing of the Merger, with an aggregate equity contribution of up to approximately $2.18 billion and (2) KKR Knowledge Investors L.P. (“KKR”) committed to provide Parent, at or prior to the closing of the Merger, with an aggregate equity contribution of up to approximately $300 million, which amount may be reduced dollar-for-dollar by the amount of any KKR Rollover (as defined below).

Pursuant to a debt commitment letter dated October 11, 2022, the lenders party to that letter committed to provide Parent, at or prior to the closing of the Merger, with a debt financing of approximately $1 billion.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 and is incorporated by reference.

The Merger Agreement contains representations and warranties by each of Parent, Merger Sub and KnowBe4. These representations and warranties were made solely for the benefit of the parties to the Merger Agreement and:

•	should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	may have been qualified in the Merger Agreement by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement;

•	may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws; and

•	were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement.

Support Agreements

In connection with entering to the Merger Agreement, on October 11, 2022, (1) Parent and KnowBe4 entered into support agreements with (a) Stu Sjouwerman, founder, Chairman and Chief Executive Officer of KnowBe4, and an affiliate of Mr. Sjouwerman (together, the “Founder”), (b) KKR and (c) investment funds affiliated with Elephant Partners (such funds, collectively, “Elephant”); and (2) KnowBe4 has entered into a support agreement with investment funds affiliated with Parent (collectively, the “Support Agreements”). Under the Support Agreements, the applicable stockholders have agreed to vote all of their shares of KnowBe4 common stock in favor of the transaction, subject to certain terms and conditions contained therein. In addition, the Founder and Elephant have agreed to “rollover” a portion of their existing equity in KnowBe4 into an ownership interest in the parent company of Parent. Pursuant to its Support Agreement, KKR has the ability to “rollover” a portion of its existing equity in KnowBe4 into an ownership interest in the parent company of Parent (the “KKR Rollover”), which such KKR Rollover, if any, shall reduce dollar-for-dollar the amount of its equity contribution to Parent pursuant to the KKR equity commitment letter.

The foregoing description of the Support Agreements is qualified in its entirety by reference to the full text of the Support Agreements, copies of which are attached as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, and are incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*#	Agreement and Plan of Merger, dated October 11, 2022, among Oranje Holdco, LLC, Oranje Merger Sub, Inc. and KnowBe4, Inc.

10.1*#	Support Agreement, dated as of October 11, 2022, by and among KnowBe4, Inc., Sjouwerman Enterprises Limited Partnership, Stu Sjouwerman and Oranje Holdco, LLC

10.2*#	Support Agreement, dated as of October 11, 2022, by and among KnowBe4, Inc., KKR Knowledge Investors L.P. and Oranje Holdco, LLC

10.3*#	Support Agreement, dated as of October 11, 2022, by and among KnowBe4, Inc., Elephant Partners I LP, Elephant Partners II LP for Elephant Partners II-B LP, Elephant Partners 2019 SPV-A LP and Oranje Holdco, LLC

10.4*#	Support Agreement, dated as of October 11, 2022, by and among KnowBe4, Inc., VEPF VII SPV I, L.P. and VEPF VII SPV I Holdings, L.P.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5) or Item 601(b)(2) (as applicable). KnowBe4 will furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request. KnowBe4 may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

#

Certain confidential portions of this exhibit were omitted by means of marking portions with brackets and asterisks because the identified confidential portions constituted personally identifiable information that is not material.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNOWBE4, INC.

Date: October 13, 2022	By:	/s/ Robert Reich
	Name:	Robert Reich
	Title:	Chief Financial Officer